Exhibit 21

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2005

Significant subsidiaries included in the 2005 consolidated financial statements of the Company are:

Percentage of Voting Power
United States:
LYNX Services, L.L.C. – Kansas	100%
Pinetree Stockholding Corporation – Delaware	100
PPG Architectural Finishes, Inc. – Delaware	100
PPG Auto Glass, LLC – Delaware	66
PPG Capital LLC – Delaware	100
PPG Industries Fiber Glass Products, Inc. – Delaware	100
PPG Industries International, Inc. – Delaware	100
PPG Industries Ohio, Inc. – Delaware	100
PPG Industries Securities, Inc. – Delaware	100
PPG Kansai Automotive Finishes U.S., LLC – Delaware	60
PRC-DeSoto International, Inc. – California	100
Stan-Mark, Inc. – Delaware	100
The CEI Group, Inc. – Pennsylvania	75
Transitions Optical, Inc. – Delaware	51

Canada:
PPG Canada Inc. – Canada	100

Europe:
Bellaria S.p.A. – Italy	100
HOBA Lacke und Farben GmbH – Germany	100
PPG Coatings B.V. – The Netherlands	100
PPG Coatings SA – France	99.85
PPG Holding SAS – France	100
PPG Holdings B.V. – The Netherlands	100
PPG Holdings (U.K.) Limited – United Kingdom	100
PPG Iberica, S.A. – Spain	100
PPG Industries Chemicals B.V. – The Netherlands	100
PPG Industries Europe – France	100
PPG Industries Europe Sàrl – Switzerland	100
PPG Industries Fiber Glass B.V. – The Netherlands	100
PPG Industries France SAS – France	100
PPG Industries Italia S.r.l. – Italy	100
PPG Industries Kimya Sanayi ve Ticaret Anonim Sirketi – Turkey	100
PPG Industries Lacke GmbH – Germany	100
PPG Industries Lackfabrik GmbH – Germany	100
PPG Industries Netherlands BV – The Netherlands	100
PPG Industries Poland Sp. Zo.o. – Poland	100
PPG Industries (UK) Limited – England	100
PPG Ireland International Financial Company Limited – Ireland	100
PPG Kansai Automotive Finishes U.K. LLP – England	60
PPG Luxembourg Finance S.àR.L – Luxembourg	100
PPG Luxembourg Holdings S.àR.L. – Luxembourg	100
PPG Optical Holdings Ireland – Ireland	100
PPG Service Sud S.r.l – Italy	100
PPG-Sipsy SAS – France	100
Transitions Optical Holdings B.V. – The Netherlands	51
Transitions Optical Limited – Ireland	51

Asia/Pacific:
PPG Coatings (Hong Kong) Co., Limited – Hong Kong	100

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2005

PPG Coatings (Malaysia) Sdn. Bhd. – Malaysia	100
PPG Coatings (Thailand) Co., Ltd – Thailand	100
PPG Coatings (Tianjin) Co., Ltd. – China	100
PPG Industries Australia PTY Limited – Australia	100
PPG Industries New Zealand Limited – New Zealand	100
PPG Industries (Singapore) Pte., Ltd. – Singapore	100
PPG Japan Ltd.- Japan	100
PPG Packaging Coatings (Suzhou) Co., Ltd – China	90.4
PPG Paints Trading (Shanghai) Co., Ltd. – China	100
PRC-DeSoto Australia Pty Ltd. – Australia	100
Taiwan Chlorine Industries Ltd. – Taiwan	60
Transitions Optical Philippines, Inc – Philippines	51

South America:
PPG Industrial do Brasil – Tintas E Vernizes – Ltda. – Brazil	100
PPG Industries Argentina S.A. – Argentina	100

Mexico:
PPG ALESCO Automotive Finishes Mexico, S. de R.L. de C.V.	60
PPG Industries de Mexico, S.A. de C.V.	100

Other:
EPIC Insurance Co. Ltd. – Bermuda	100